UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of Principal Executive Offices) (Zip Code)

(877) 358-3444

Registrant’s telephone number, including area code

 _________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Audit Report.

The management of United Health Products, Inc. has been conducting an evaluation of two revenue recognition positions during the company’s 2017 fiscal year. One position, which was reflected in its 2017 audited annual financial statements in the company’s 2017 Annual Report on Form 10-K, is related to the potential timing of the recognition of revenue and whether all revenue recognition criteria were met in order to recognize the revenue. The other position, which was reflected in the company’s 2017 three, six and nine month interim period financial statements in the company’s Quarterly Reports on Form 10-Qs for the periods ended March 31, June 30 and September 30, 2017, was related to the recognition of revenue in the first quarter of 2017 that was subsequently corrected and not recognized in the company’s audited 2017 annual financial statements. In its evaluation of these issues, which included discussions with the company’s former auditor Haynie & Company who audited the company’s 2017 and 2018 financial statements, and reviewed the company’s 2018 and 2019 quarterly period financial statements. As disclosed in the company’s Current Report on Form 8-K for an event dated December 17, 2019, Haynie resigned as the company’s auditor in December 2019, orally advising the company that it was ceasing as the company’s accountant because it did not want to take on the additional work of performing the internal control audit of the company that is required in connection with the company’s 2019 fiscal year audit because of the company’s increased market capitalization in 2019. The items that the company’s management has been evaluating are the following:

•	The recognition of revenue in the fourth quarter of 2017 from a transaction involving the delivery of $438,596 of product to a customer which was received by the customer in the first quarter of 2018. The customer disputed that it owes the company any money on the basis that it lacks the internal documentation to support the transaction, despite the customer’s receipt and subsequent sales of that product. The company ultimately wrote off the receivable in the third and fourth quarters of 2018 as a bad debt expense in consultation with Haynie. Those write-offs are reflected in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 and company’s Annual Report on Form 10-K for the year ended December 31, 2018. Although the company wrote off the receivable as a bad debt expense, the company has continued collection efforts to recover payment from its customer, and it instituted a lawsuit against the customer in February 2020 to recover payment, which is ongoing. Due to uncertainties inherent in litigation, the company cannot predict the outcome of this action.

•	The recognition of revenue in the first quarter of 2017 from a transaction involving a purchase order from a customer for $130,725 of product. The product to be delivered to this customer was ear-marked from an in-bound delivery of product that the company had voluntarily repurchased from a customer of one of the company’s distributors who had decided to exit the wound-care business and had no use for its inventory of the company’s product. The ear-marked product was lost while in transit from the seller to the company. The company and the carrier spent approximately two months searching to find the lost product but were unable to do so, and consequently the company was unable to timely fill its customer’s purchase order and the customer canceled the order in the second quarter of 2017. The company, in consultation with Haynie, determined not to recognize the revenue from this transaction in its audited 2017 annual financial statements under the company’s revenue recognition policy in effect for the 2017 fiscal year.

2

On March 24, 2020, in the midst of the company’s review and evaluation, including discussions with Haynie, Haynie delivered a letter to the company informing that Haynie had discovered inaccurate and incomplete information relating to the amount for revenue and inventory for the 2017 interim periods; that based on investigation and new information of which they became aware, the company’s annual financial statements for 2017 and 2018 and the interim periods in 2017, 2018 and 2019 are materially inaccurate, incomplete and should be withdrawn, restated or corrected where appropriate; and that it was withdrawing its reports on the company’s 2017 and 2018 financial statements and its previous consents on the company’s registration statements (of which there is one registration statement on Form S-8).

Haynie has not informed the company what the new information is that it asserts it has become aware of or has discovered, which it was not aware of at the time it audited the company’s annual financial statements or reviewed the company’s quarterly financial statements.

The company’s management believes that it had followed and incorporated all of Haynie’s comments based upon Haynie’s review procedures performed during the reviews of the quarterly interim periods and their audit procedures performed during the year end audits with respect to the presentations and accounting treatment in its financial statements for the financial periods stated.

The company’s management is continuing its review and is re-evaluating the accounting treatment related to revenue recognition, receivables, inventory and associated claims regarding the points noted above. In management’s view, the company believes that if is concluded that the disputed revenue described in the first bullet point above should not be recognized at all, or should be recognized in 2018 instead of 2017, the net effect of the change would not result in a material difference to the company’s 2018 annual financial statements since the disputed revenue in question was written off as a bad debt expense at 2018 year end; nor would it have an impact on the company’s 2019 annual financial statements. Further, with respect to the revenue recognized in the first quarter of 2017 that was corrected and not reflected in the 2017 annual financial statements, the effect, in management’s view, would be limited to an adjustment in the presentation of the 2017 quarterly comparative interim periods in the 2018 interim quarterly period financial statements. The company’s management does not believe that the items described in this Current Report items would require any corrections or restatements of the company’s 2019 quarterly interim financial statements. The company’s management believes further that any corrections or restatements that are determined will be limited to the foregoing and will not affect the remainder of the company’s financial statements. The company plans to consult with its current auditor regarding its considerations for appropriate accounting treatment of the above matters, and which of all or any of the company’s annual financial statements for 2017 and 2018, and the interim periods in 2017 and 2018 should be restated or corrected to address the items, and it expects to reach a conclusion as soon as is practicable. The company’s management is diligently working to reach its conclusions in its review and it cannot assure that it will reach any of the determinations discussed above or that its determinations will be limited to those items.

3

The company has disclosed in its reports on Form 10-K and Form 10-Q for the 2017 and 2018 years and 2017, 2018 and 2019 interim that there were material weaknesses in the company's disclosure controls and procedures due to the company’s lack of sufficient resources with SEC, generally accepted accounting principles and tax accounting expertise; and that this control deficiency could result in a material misstatement of significant accounts or disclosures that would result in a material misstatement to the company's interim or annual financial statements that would not be prevented or detected.

The Company requested Haynie & Company to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company will file this letter as an exhibit by amendment to this Current Report on 8-K within two business days after it receives the letter.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the company. Such forward-looking statements include statements regarding the nature of any corrected accounting methodology, the estimated impact of any corrections or restatements on both historical and future financial results, the timing of any amended reports, and management’s ongoing evaluation of the impact of any corrections or restatement on its internal control over financial reporting and disclosure controls and procedures. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the company’s expectations regarding materiality or significance, the quantitative effects or any corrections or restatements, the effectiveness of the company’s disclosure controls and procedures and the effectiveness of the company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the U.S. Securities and Exchange Commission of any periodic report described herein that the company concludes must be amended or that other subsequent events may occur that would require the company to make additional adjustments to its financial statements or delay the filing of any corrected or restated reports or the company’s future periodic reports with the U.S. Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16	Letter from Haynie & Company to be filed by amendment.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on March 30, 2020.

United Health Products, Inc.

By:	/s/ Douglas Beplate
Douglas Beplate Principal Executive Officer

5